Exhibit 5.1

September 5, 2025

Sandridge Energy, Inc.

1 E. Sheridan Ave.

Suite 500

Oklahoma City, Oklahoma 73104

Re:	Form S-3D Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Sandridge Energy, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3D to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the Company’s Dividend Reinvestment Plan (the “Plan”) for the registration of 3,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) under the Securities Act of 1933, as amended (the “Act”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Common Stock while the Registration Statement is in effect and in accordance with the terms, conditions, and provisions of the Plan.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof, (ii) the Amended and Restated By-laws of the Company, as amended, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Plan and (v) resolutions of the Board of Directors of the Company relating to, among other matters, the filing of the Registration Statement. We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act and (ii) all Common Stock being issued and sold in the manner stated in the Registration Statement, we are of the opinion that the Common Stock issuable under the Plan, when issued in accordance with the terms, conditions, and provisions of the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act or that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP